UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2011

TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (b)
          On March 31, 2011, David R. Laube, a member of the Board of Directors (the “Board”) of Tekelec (the “Company”), notified the Company that he will not be standing for re-election to the Board at the Company’s upcoming 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”).
          Krish A. Prabhu, interim President and Chief Executive Officer of the Company and a member of the Board, will be standing for re-election to the Board at the 2011 Annual Meeting. On March 31, 2011, Mr. Prabhu notified the Company that while he is standing for re-election, he intends to resign from his officer and director positions once the Board appoints a new President and Chief Executive Officer upon the successful conclusion of the Company’s ongoing search process.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: April 6, 2011	By:	/s/ Stuart H. Kupinsky
Stuart H. Kupinsky
Senior Vice President, Corporate Affairs and General Counsel

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